Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-11894, 333-13268, 333-105473, 333-144825, 333-160330, 333-170676 and 333-190437) and Form F-3 (No. 333-193209) of our reports dated March 24, 2015 with respect to the consolidated financial statements of AudioCodes Ltd, and the effectiveness of internal control over financial reporting of AudioCodes Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2014.

Tel Aviv, Israel	/s/ KOST, FORER, GABBAY AND KASIERER
KOST, FORER, GABBAY AND KASIERER

March 24, 2015	A member of Ernst & Young Global